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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Timothy Losik
         Chief Financial Officer
         Omtool, Ltd.
         603-898-8900, ext. 1416
         tlosik@omtool.com

                    OMTOOL BOARD APPROVES REVERSE STOCK SPLIT

SALEM, N.H., Dec. 12, 2002 - Omtool, Ltd. (NASDAQ: OMTL), a leading provider of enterprise document messaging applications, today announced that its Board of Directors approved, and will recommend to its shareholders, a proposal that would give the Board of Directors authority to effect a reverse stock split of up to one-for-ten shares of Omtool's common stock. The reverse stock split proposal will facilitate the continued listing of Omtool's common stock on the NASDAQ SmallCap Market and will be submitted to shareholders at a special meeting scheduled for January 14, 2003. The final determination of whether to implement the reverse stock split, as well as the actual exchange ratio, will be determined by the Board of Directors following stockholder approval.

The purpose of the reverse stock split is to increase the average trading price of Omtool's common stock in order to regain compliance with the continued listing standards of the NASDAQ SmallCap Market, which requires, among other things, that the Company's common stock maintain a closing bid price of a minimum of $1.00 per share. Currently, the Company's common stock is trading at a bid price below $1.00 per share, and to regain compliance with the SmallCap Market's continued listing standards, the Company must attain a closing bid price of $1.00 minimum per share for ten consecutive trading days prior to February 3, 2003.

"We believe that it is in the best interests of our shareholders to have the Company's common stock remain listed on the NASDAQ SmallCap Market," commented Robert L. Voelk, Omtool's president and chief executive officer. "We are committed to creating value for our shareholders and believe that they can benefit from the convenience and trading dynamics of the NASDAQ SmallCap Market."

ABOUT OMTOOL, LTD.
Omtool provides enterprise document messaging applications that streamline workflows, reduce costs and ensure secure, confidential e-document exchange. Omtool accomplishes this by integrating with industry-leading e-mail messaging, enterprise resource and document management systems to add secure delivery and high volume fax functionality to a company's existing communication infrastructure. Because paper remains an integral part of many business processes, Omtool also provides technology that incorporates electronic delivery, security and billing functionality into industry-leading multifunction and scanning devices. Based in Salem, N.H., and with an office in the United Kingdom, the company can be contacted at 800-886-7845 or WWW.OMTOOL.COM.

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This release contains information about Omtool's future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word "will," "expected" and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties, include, but are not limited to statements regarding the Company's future financial and operating performance, the future plans of Company management, competition and those other risk factors described in the Company's periodic reports and registration statements as filed with the Securities and Exchange Commission, including the Company's Annual Report on
Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 and the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2002, August 14, 2002, and November 14, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.